EXHIBIT 4.4.1

August 14, 2009

JPMorgan Special Situations (Mauritius) Limited

c/o Global Special Opportunities Group Middle Office

26/F Chater House, 8 Connaught Road

Central, Hong Kong

Intel Capital Corporation

c/o Intel Semiconductor Limited

32/F., Two Pacific Place

88 Queensway

Central, Hong Kong

Dear Sir or Madame:

We refer to that certain investors’ rights agreement dated as of September 26, 2008 (“Investors’ Rights Agreement”) by and among Li Yi (), Trony Solar Holdings Company Limited (the “Company”), each of the ordinary holders identified on schedule 1 therein, JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation (together the “Investors”).

The Company is preparing for an initial public offering of the Company’s securities (“IPO”) and hereby undertakes:

(i)                   to register in the IPO 50% of the Registrable Securities held by the Investors at the time of the IPO; and

(ii)                subsequent to the IPO and subject to the conditions set out in the Investors’ Rights Agreement, to perform its obligations to register Registrable Securities held by the Investors as such obligations are set out in the Investors’ Rights Agreement.

At the request of the Company and subject to the compliance by the Company of the aforesaid undertakings, each of the Investors, by countersigning this letter, hereby consents that the Company may prepare for and effect the IPO and take all other actions that the Company deems appropriate in connection with the IPO.

Please countersign this letter to confirm your agreement and acceptance of the terms of this letter.

Sincerely yours,

TRONY SOLAR HOLDINGS COMPANY LIMITED

By:	/s/ Li Yi
Name: Li Yi

Agreed and accepted by:

J.P. Morgan Securities (Asia Pacific) Limited (as Global Co-ordinator of the IPO)

By:	/s/ Chris Hsieh
Name: Chris Hsieh

Intel Capital Corporation

By:	/s/ Michael J Scown
Name: Michael J Scown
Title: Authorized Signatory

JPMorgan Special Situations (Mauritius) Limited

By:	/s/ Nick Barnes
Name: Nick Barnes
Title: Executive Director